Exhibit 21.1

SUBSIDIARIES

ACCO Brands Corporation, a Delaware corporation, had the domestic and international subsidiaries shown below as of December 31, 2006. Certain domestic and international subsidiaries are not named because they were not significant in the aggregate. ACCO Brands Corporation has no parent.

Name of Subsidiary	Jurisdiction of Organization

U.S. Subsidiaries:
ACCO Brands USA LLC	Delaware
Day-Timers, Inc.	Delaware
General Binding Corporation	Delaware
VeloBind, Incorporated	Delaware
GBC International, Inc.	Nevada
ACCO International Holdings, Inc.	Delaware
ACCO Brands International, Inc.	Delaware
ACCO Europe Finance Holdings, LLC	Delaware
ACCO Europe International Holdings, LLC	Delaware
International Subsidiaries:
ACCO Brands Canada Inc.	Canada
ACCO Mexicana S.A. de C.V.	Mexico
ACCO Development, S.A. de C.V.	Mexico
GBC Europe AB	Sweden
ACCO Europe Finance LP	England
ACCO Brands Europe Holding LP	England
ACCO Nederland Holding B.V.	Netherlands
ACCO Brands Benelux B.V.	Netherlands
ACCO Benelux B.V.	Netherlands
ACCO Brands Italia S.r.L.	Italy
ACCO Brands Europe Ltd.	England
GBC United Kingdom Holdings Ltd.	England
GBC Australia Pty. Ltd.	Australia
GBC/Fordigraph Pty. Ltd.	Australia
GBC (United Kingdom) Limited	England
ACCO Europe Ltd.	England
ACCO-Rexel Group Services Limited	England
ACCO Australia Pty. Limited	Australia
ACCO Eastlight Limited	England
ACCO-Rexel Limited	Ireland
ACCO-Rexel (N.I.) Limited	No. Ireland
ACCO UK Limited	England
ACCO Deutschland GmbH & Co. KG (Limited Partnership)	Germany
NOBO Group Limited	England
ACCO France S.A.S.	France
ARTOIS S.A.	France

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